Exhibit 99.1

To vote in the TB&T Bancshares, Inc. special meeting, please mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to:

Jerry E. Fox
Corporate Secretary
TB&T Bancshares, Inc.
PO Box 5847, Bryan, Texas 77805-5847

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1. APPROVAL OF THE MERGER PROPOSAL. To approve the Agreement and Plan of Reorganization, September 19, 2019, by and among First Financial Bankshares, Inc., or First Financial, Brazos Merger Sub, Inc., a wholly owned subsidiary of First Financial referred to as Merger Sub, and TB&T Bancshares, Inc., or TB&T, pursuant to which Brazos Merger Sub, Inc. will merge with and into TB&T, with TB&T surviving the merger as a wholly owned subsidiary of First Financial, all on and subject to the terms and conditions contained therein.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2. APPROVAL OF THE ADJOURNMENT PROPOSAL. To approve the adjournment of the TB&T special meeting to a later date or dates if the board of directors of TB&T determines such an adjournment is necessary to permit solicitation of additional proxies.

☐	FOR	☐	AGAINST	☐	ABSTAIN

NOTE: The Board of Directors does not expect there to be any other business conducted at the special meeting.

	Yes	No
Please indicate if you plan to attend the special meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: If you have questions about the merger or the TB&T Bancshares, Inc. special meeting, need additional copies of the proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, you may contact Jerry E. Fox, Corporate Secretary, at the following physical or e-mail address or by calling the following telephone number: TB&T Bancshares, Inc., 2900 S. Texas Avenue, Bryan, Texas 77805; jfox@banktbt.com; (979) 260-2106.

TB&T BANCSHARES, INC.

Special Meeting of Shareholders

December 3, 2019; 3:00 p.m.

This proxy is solicited by the Board of Directors of TB&T Bancshares, Inc.

The undersigned holder(s) of TB&T Bancshares, Inc. common stock hereby revokes all previous proxies, if any, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, and hereby appoints Charles A. Ellison and Wayne P. Hartman, and each of them, as attorneys, agents and proxies of the undersigned, with full powers of substitution, to attend and act as proxies of the undersigned at the Special Meeting of Shareholders of TB&T Bancshares, Inc. to be held at the Phillips Event Center, 1929 Country Club Drive, Bryan, Texas 77802, on Tuesday, December 3, 2019, at 3:00 p.m., Central Time, and any and all adjournments thereof, and to vote as specified herein the number of shares of common stock that the undersigned, if personally present, would be entitled to vote, with the same force and effect as the undersigned might or could do if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the board of directors of TB&T Bancshares, Inc., and, therefore, will be voted for “FOR” proposals 1 and 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments.

Continued and to be signed on reverse side